STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is dated and is effective the 20th day of December, 2010.

BETWEEN :

AXIM INTERNATIONAL INC., with its address at 245 East Liberty Street, Suite 200, Reno, Nevada 89501, U.S.A.
( hereinafter called the “ Company ” )

AND :

ROSEMARY SAMUELS, whose address is 26 Black Birch Way, Kingston 6, Jamaica, W.I.
( hereinafter called the “ Founder ” )

WHEREAS the Company is desirous of allotting and issuing Shares to the Founder, on favourable terms, in exchange for debt incurred by the Founder in getting the Company incorporated and development of a business concept and plan, to enable the Company for public listing subsequently.

AND WHEREAS the Founder has agreed to accept shares in exchange for debt incurred on behalf of the Company, and the Company has agreed to allot and issue restricted Shares later on the terms and conditions herein set forth :

NOW THEREFORE IT IS AGREED :

1.         The Founder has expended the following amounts on behalf of the Company, and wishes to be reimbursed for such amounts, namely,

- Name search of the Company                   $     75.
- Incorporation expenses incurred                $   330.
- Resident Agent fees for one year               $   150.
- Minute book $ 45.
- Developing of the Company’s
   business concept and plan.                        $1,500.
                                                                 ________

TOTAL COSTS                                         $2,100
                                                                 ________

2.         Both parties agree that the restricted Common and Preferred stock will be issued to the Founder at the deemed price of $0.0001 per share.

3.         The Company hereby allots and will issue to the Founder, 21,000,000 of the Shares at a price of US$0.0001 per share, for a total sum of US$2,100. The Shares allotted and to be issued later, will be made up of the following : 20,000,000 Common shares, par value $0.0001. 1,000,000 Preferred shares, par value $0.0001.

4.         The parties hereto agree that any and all taxes which may hereafter be payable on money realized by the Founder on the sale of any of the Shares, which is in excess of the amount paid by the Founder to the Company pursuant to this Agreement, will be the sole responsibility of the Founder, and the Company or its officers and directors will not be liable for any such taxes.

5.         The Founder understands that she is acquiring the Shares without being furnished any offering literature, prospectus or business plan of the Company, except what is contained in the Registration Statement to be filed with the SEC of the United States, which is available through the internet.

6.         The Founder has had an opportunity to ask questions of and receive answers from the Company on matters that pertain to the Company.

7.         The Founder acknowledges that she is financially able and willing to acquire the Shares for investment purposes; that there will be a twelve month hold on such Shares.

8.         The Founder acknowledges that she either has been advised by her Representative after evaluation of the merits and risks of an investment in the Shares and the protection of her interests in this transaction, or that she possesses such knowledge and experience to be capable of evaluating the merits and risks of an investment in the Shares and of protecting her interests in this transaction.

9.         The Founder fully understands that the book value of each Share is valued at US$0.0001, and that the sale price of such Shares may not reflect the book value at all.

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10.       The Founder acknowledges that such Shares offered in exchange for the debt settlement, may not have a market at all, thereby requiring its investment to be maintained for an indefinite period of time.

11.       The Founder agrees to indemnify and hold harmless the Company, its directors and officers, from any and against any and all loss, damage or liability due to or arising out of any breach of any representation or warranty of the undersigned contained in this Stock Purchase Agreement.

12.       The undersigned agrees not to transfer or assign this Stock Purchase Agreement, or any of the Shares, except as provided herein.

13.       The Founder agrees that she will not cancel, terminate or revoke this Stock Purchase Agreement and that this Agreement shall survive the death or disability of the undersigned.

14.       The Founder fully understands and agrees that the Company from time to time will be allotting and issuing Shares from its Treasury to raise funds for the Company’s operations, as well as for acquisitions of businesses and assets. In such cases, the Founder’s Share position in the Company, will be diluted.

15.       All notices or other communications given or made hereunder shall be in writing and shall be mailed by air mail to the Founder at her address set forth above, and to the Company at the address stated above.

16.       This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understanding, negotiations and discussions, whether oral or written, of the parties and their representatives, and there are no general or specific warranties, representations, or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth herein.

17.       The Founder declares under penalty of perjury that all of the foregoing information is true and correct.

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IN WITNESS WHEREOF this Agreement has been executed as of the day, month and year first above written.

AXIM INTERNATIONAL INC.

/s/ Rosemary Samuels
___________________________
Authorized Signatory

/s/ Rosemary Samuels
___________________________
Rosemary Samuels